                                                                    EXHIBIT 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                                XENOMETRIX, INC.

                     Form of Senior Secured Promissory Note


$_________                                             NEW YORK, NEW YORK
                                                       SEPTEMBER 25, 1997

         XENOMETRIX, INC. (the "Borrower"), for value received, hereby promises to pay to the order of ____________________________ (together with any such subsequent holder of the Note, the "Holder") the sum of ___________________________________ ($________), or, if less, the aggregate unpaid principal amount of all funds advanced by the Holder to the Company, pursuant to this Senior Secured Note and the Line of Credit Agreement dated September 25, 1997 (the "Line of Credit Agreement"), as set forth on Schedule A hereto, upon the earlier of (a) March 25, 1998 and (b) the Final Closing Date (as defined in the Line of Credit Agreement) or termination of the Private Placement (as defined below) (the earlier of which, the "Maturity Date"), together with interest thereon at the rate of twelve percent (12%) per annum (the "Initial Interest Rate"), calculated on the basis of a 360-day year for actual days elapsed, on the terms and conditions set forth hereinafter.
Payment for all amounts due hereunder shall be made by certified check or wire transfer of immediately available funds to the Holder at _____________________ _______________________________________________________, or other such address as the Holder may designate by notice to Borrower. In the event that the principal amount of this Senior Secured Note (the "Note") is not paid in full when such amount becomes due and payable, interest at the rate of the Initial Interest Rate plus six percent (6%) shall continue to accrue (after as well as before judgment) on the balance of any unpaid principal until such balance is paid in full.

                 Except as set forth on Schedule A to the Line of Credit Agreement, this Note shall be senior to all other indebtedness or borrowed money of the Company ("Other Indebtedness") and all Other Indebtedness shall be subordinated to this Note pursuant to an agreement acceptable to the Holder of the Note. The Company acknowledges and agrees that the Notes shall be senior to all Other Indebtedness or other obligations of the Company and shall be secured by the assets of the Company. The Company acknowledges and agrees that none of the Company's creditors shall have any claim on the Notes and the Company will in no way represent to such creditors to the contrary.

                 The following is a statement of the obligations of the Borrower and the rights of the Holder of this Note.

         1. Prepayment; Repayment. The Borrower may at any time, upon thirty (30) days prior written notice to the Holder, prepay in whole or part the principal sum, plus accrued interest to date of payment, of this Note, without penalty or premium. All sums paid hereon shall be applied first to accrued, unpaid interest on this Note and the balance, if any, to the reduction of the principal hereof. Subject to Section 3, this Note shall not be due and payable until the Maturity Date. Once the Maturity Date has been reached, all amounts evidenced by this Note shall be due and payable. Notwithstanding any of the foregoing, the Holder shall have the option to convert this Note as set forth in Section 3 hereof.

         2.      Covenants.       (a)      The Borrower covenants and agrees
with the Holder that until the payment in full of this Note, the Borrower shall not:

                 (i) incur, create, assume or permit to exist any indebtedness not in the ordinary course of its business, except (i) indebtedness represented by the Notes, (ii) indebtedness which by its terms is subordinated to the Notes pursuant to an agreement acceptable to the Holder, and (iii) indebtedness for borrowed money pursuant to agreements existing on the date hereof and provided to the Funds prior to the date hereof, but not any extensions, renewals or replacements of such indebtedness;

                 (ii) create, incur, assume or permit to exist any lien on any property or assets (including stock or other securities of any person) now owned or hereafter acquired by the Borrower, except (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles ("GAAP") shall have been set aside on its books or (ii) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like liens arising in the ordinary course of business; (iii) liens of attachments, judgments or awards against the Borrower; or (iv) liens on the assets of Borrower existing on the date of this Note.

                 (iii) fail to use its best efforts to diligently pursue the offer and sale of its securities in a private placement (the "Private Placement") (and the Borrower further agrees to take no action which would impair its ability to consummate the sale of its securities in accordance with terms of the Private Placement without the prior written consent of the Holder);

                 (iv) repay any indebtedness of the Company, other than (a) accounts payable incurred in the ordinary course of business; (b) scheduled payments of principal and interest on loans outstanding as of the date hereof, pursuant to agreements existing on the date hereof and provided to the Funds prior to the date hereof, but not any extensions, renewals or replacements of such indebtedness; or

                 (v) redeem, repurchase or otherwise acquire any equity security of the Company.

                 (b) The Borrower covenants and agrees with Holder that it shall comply with all of the covenants contained in Section 4 of the Line of Credit.

         3.      Optional Conversion.      The Company shall have the option to
(a) repay the Note or (b) convert the principal amount of the Note, together with any accrued interest, into a number of shares of the Company's securities at a price per share equal to seventy percent (70%) of the offering price per share (the "Offering Price") in the placement of the Company's equity securities pursuant to the Private Placement; provided, however, that in no event shall the discount to the Holder be greater than fifty percent of the market price of the Common Stock of the Company.

         4. Events of Default. Each of the following shall constitute a "Event of Default" hereunder:

                          4.1.    Default in the payment of the principal and
unpaid accrued interest of the Note when due and payable; or

                          4.2     the failure of the Company to observe or
perform any covenant in this Note or in the Line of Credit Agreement; provided, however, that the Company shall have a period of five (5) days in which to cure such; or

                          4.3     The institution by Borrower of proceedings to
be adjudicated as bankrupt or insolvent, or the consent by Borrower to institution of bankruptcy or insolvency proceedings against Borrower or the filing by Borrower of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by Borrower to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, of the taking of any action by Borrower in furtherance of any such action; or

                          4.4.    If, within sixty (60) days after the
commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law of regulation, such action shall not have been resolved in favor of Borrower or all orders or proceedings thereunder affecting the property of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Borrower of any trustee or receiver for all or any substantial part of the property of Borrower, such appointment shall not have been vacated; or

                          4.5.  Any default of Borrower under any indebtedness
or other obligations which aggregate at least $25,000; or

                          4.6.  The merger, consolidation, or dissolution of,
sale of all or substantially all of the assets by, or any other extraordinary corporate transaction involving, the Borrower.

                 5.       Remedies upon Event of Default.

                          5.1     Upon the occurrence of an Event of Default,
(i) the entire principal amount of, and all accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and (ii) additional interest of six percent (6%) shall begin to accrue, and shall be considered immediately due and payable, on the unpaid principal amount of this Note so that the aggregate rate of interest on this Note shall be eighteen percent (18%) per annum and shall continue to accrue until the initial interest and additional interest is paid. In addition, the Holder may take any action available to it under the Line of Credit Agreement or at law or in equity or by statute or otherwise.

                          5.2     If this Note shall not have been repaid by
the Maturity Date or in the event of a default on the Notes by the Company in accordance with paragraph 4 hereof, the Funds shall be entitled to appoint a majority of the members of the Board of Directors of the Company in accordance with paragraph 6 of the Line of Credit Agreement.

                          5.3     No remedy conferred upon the Holder of this
Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 6. Waiver of Presentment, Demand, Etc. All parties now or hereafter liable with respect to this Note, whether Borrower or any endorser or other person, hereby expressly waive presentment, demand of payment, protest, notice for demand of payment, and notice of non-payment, of any other notice of any kind with respect thereto. No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right of remedy hereunder shall preclude or estop another or further exercise of any other right or remedy. The timely payment of principal and interest hereon shall be made without regard to any right or offset or counterclaim which may exist or be claimed to exist in favor of the Borrower against the Holder.

                 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be binding upon the Borrower and its successor and assigns and shall inure to the benefit of the Holder and its successors and assigns.

                 8. Time of the Essence. Time is of the essence of this Note and in case this Note is collected by law or through an attorney at law or under advice therefrom, Borrower agrees to pay all costs of collection including reasonable attorneys' fees. The Holder shall be under no duty to exercise any or all of the rights and remedies given by this

Note and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note against such person or otherwise discharge such person.

                 9. Notices. Any notice required, desired or permitted to be given hereunder shall be in writing and shall be delivered personally, sent certified or registered United States mail, return receipt requested or sent by overnight courier service addressed to:

                 If to the Holder:

                          ----------------------
                          ----------------------
                          ----------------------
                          ----------------------

                 If to Borrower:

                          Xenometrix, Inc.
                          2425 North 55th Street
                          Boulder, CO 80301
                          Attn:   President

Such notices shall be deemed given (i) if delivered personally, upon delivery,
(ii) if mailed as aforesaid, two (2) business days after deposit in the United States mail and (iii) if sent by overnight courier service (1) business day after deposit with the courier service. Any party may change its address by notice to the other parties.

                 10.      Modification.    This Agreement may not be modified,
amended or waived in any manner except by an instrument in writing signed by __________________________________________________________________, and the
Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Note to be issued this 25TH day of SEPTEMBER.



                                XENOMETRIX, INC.



                        By:
                            ---------------------------
                        Name:
                        Title:

                                                        SCHEDULE A




                                                                                           Borrower's               Holder's
                                              Amount of          Unpaid Principal        Representative          Representative
         Date         Amount of Loan        Principal Paid       Balance of  Note           Signature              Signature
         ----         --------------        --------------       ----------------        --------------          --------------

                   $___________

                                   EXHIBIT A





                                     -8-